UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2024

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement.

On June 15, 2024, Allied Gaming and Entertainment, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Elite Fun Entertainment Limited and its affiliates (“Elite Fun” and, together with the Company, the “Parties”, and each a “Party”), pursuant to which the Parties agreed to mutually terminate each of that certain Share Purchase Agreement, dated December 28, 2023 (the “SPA”), First Letter Agreement, dated February 1, 2024, Second Letter Agreement, dated February 28, 2024, and Third Letter Agreement, dated March 7, 2024.

Pursuant to the Termination Agreement, the Company agreed to (i) pay Elite Fun a total of $2,000,000, in cash, and (ii) forgive Elite Fun’s obligation to pay the remaining purchase price of $4,597,000 for the shares, in exchange for Elite Fun transferring back to the Company all of the shares of common stock previously issued to Elite Fun pursuant to the SPA.  The termination will become effective when such payment and transfer of shares are completed.

In addition, Elite Fun and the Company have agreed to use reasonable effort to pursue, negotiate and finalize a strategic partnership agreement in order to advance and facilitate the Company’s gaming, entertainment and related business operations in China and the Asia Pacific Region.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2024, the Board of Directors of the Company approved an amendment to Section 8.7 of the Amended and Restated Bylaws of the Company (the “Bylaws”), pursuant to which an amendment of the Bylaws (“Amendment No. 1”) will now require the affirmative vote of a majority of the stock issued and outstanding and entitled to vote , instead of two-thirds of the stock issued and outstanding and entitled to vote, at any annual meeting or special meeting of stockholders.

The forgoing description is qualified in its entirety by Amendment No. 1 to the Bylaws, a copy of which is attached as Exhibit 3.1 hereto.

Item 8.01  Other Events.

On June 15, 2024, the Board approved several resolutions relating to the 2024 Annual Meeting of Stockholders of the Company (the “2024 Annual Meeting”) to be held at a future date, including resolutions to:

•
allow Knighted Pastures LLC and Roy Choi to acquire additional shares of common stock of the Company, par value $0.0001 (“Common Stock”), up to an amount equal to the same equity ownership level as Ourgame International Holding Limited without triggering the exercise rights provided under the shareholders rights plan (commonly known as the “poison pill”) adopted by the Company in February 2024;

•
direct and instruct the proxy holder of certain shares of Common Stock subject to restricted stock awards previously granted to certain executive officers and directors to abstain from voting at the 2024 Annual Meeting;

•	waive the advance notice requirements under the Bylaws to allow Knighted Pastures LLC an additional 30 days from June 18, 2024, to submit shareholder proposals for the 2024 Annual Meeting;

•
set the date of 2024 Annual Meeting on a date that is not earlier than sixty (60) days after June 18, 2024, and that the record date shall not be fixed on a date that is earlier than 20 days after June 18, 2024.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of the Company.
10.1
Termination Agreement, dated June 15, 2024, by and between the Company, Elite Fun Entertainment Limited (incorporated in Macao) and Elite Fun Entertainment Limited (incorporated in British Virgin Islands).

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: June 21, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer